UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 Date of report
                                  March 2, 2006
                        (Date of earliest event reported)

                              CAVALIER HOMES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          1-9792                                         63-0949734
          ------                                         ----------
  (Commission File Number)                     (IRS Employer Identification No.)


     32 Wilson Boulevard 100
        Addison, Alabama                                   35540
        ----------------                                   -----
 (Address of Principal Executive Offices)               (Zip Code)

                                 (256) 747-9800
              (Registrant's Telephone Number, Including Area Code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02         Results of Operations and Financial Condition.
                  -----------------------------------------------

        (a) On March 2, 2006, Cavalier Homes, Inc. (the "Company") announced its financial results for the quarter ended December 31, 2005. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this report, including the exhibit hereto, is deemed "furnished" not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01         Financial Statements and Exhibits.
                  ----------------------------------
        (c)       Exhibits

                 Exhibit 99.1 Press Release dated March 2, 2006.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CAVALIER HOMES, INC.
                                                   (Registrant)


Date: March 2, 2006                             By /s/ Michael R. Murphy
                                                   ---------------------
                                                       Michael R. Murphy
                                                   Its Chief Financial Officer

                                  Exhibit Index

         Exhibit                  Description

         99.1                     Text of Press Release dated March 2, 2006.

         From:             CAVALIER HOMES, INC.
         Approved by:      David Roberson
         Subject:          Year-end 2005 Results
         Contact:          Mike Murphy (256) 747-9800


                      CAVALIER ANNOUNCES HIGHER NET INCOME
                         FOR THE FOURTH QUARTER AND YEAR

Addison, Ala. (March 2, 2006) - Cavalier Homes, Inc. (Amex: CAV) today announced financial results for the fourth quarter and year ended December 31, 2005. A comparative summary of the Company's report follows (in thousands, except per share amounts):

                                                       Fourth Quarter Ended                    Year Ended
                                                    ----------------------------      -----------------------------
                                                    Dec. 31,          Dec. 31,          Dec. 31,         Dec. 31,
                                                      2005              2004              2005             2004
                                                    ----------       -----------      -----------       -----------
Revenue                                            $    99,579       $    70,098      $   270,665       $   211,740
                                                   ===========       ===========      ===========       ===========
Income from continuing operations
   before income taxes                                  10,233             4,667           11,707             4,567
Income tax provision (benefit)                              42                52              (32)               75
Equity in earnings of equity-method
   investees                                               290               458              775               980
                                                   -----------       -----------      -----------       -----------
Income from continuing operations                       10,481             5,073           12,514             5,472
Income (loss) from discontinued operations                 234              (419)          (1,599)           (2,231)
                                                   -----------       -----------      -----------       -----------
Net income                                         $    10,715       $     4,654      $    10,915       $     3,241
                                                   ===========       ===========      ===========       ===========

Basic net income (loss) per share:
   From continuing operations                      $      0.58       $     0.28       $      0.69       $      0.30
   From discontinued operations                           0.01            (0.02)            (0.09)            (0.12)
                                                   -----------       ----------       -----------        ----------
                                                   $      0.59       $     0.26       $      0.60       $      0.18
                                                   ===========       ==========       ===========        ==========
Diluted net income (loss) per share:
   From continuing operations                      $      0.57       $     0.27       $      0.68       $      0.30
   From discontinued operations                           0.01            (0.02)            (0.09)            (0.12)
                                                   -----------       ----------       -----------        ----------
                                                   $      0.58       $     0.25       $      0.59       $      0.18
                                                   ===========       ==========       ===========       ===========
Weighted average shares outstanding:
   Basic                                                18,297            17,974           18,119            17,880
                                                   ===========       ===========      ===========       ===========
   Diluted                                              18,495            18,270           18,357            18,178
                                                   ===========       ===========      ===========       ===========


         Commenting on the results, David Roberson, President and Chief Executive Officer, said, "We are pleased to report a strong conclusion to 2005, reflecting in part another boost this year from contracts for Federal Emergency Management Agency-specified housing - with greater shipments in 2005 compared with 2004. Aside from FEMA shipments, our operations remained fundamentally stable even though much-needed financing capacity for the industry has yet to materialize. Moreover, we were able to absorb the demands on our capacity from new FEMA activity without sacrificing our ability to continue high service levels for our existing dealer network.

         "To prosper in this challenging market environment, we remained diligent in our efforts throughout 2005 to pack greater value in our products while improving manufacturing efficiencies, keep our costs as low as possible while supporting a sizable increase in business, and refine our market focus on those areas that hold attractive opportunities for growth," Roberson continued. "These efforts have strengthened our competitive capabilities and financial position as we continue to look for ongoing industry improvements in 2006.

         "We were proud to be able to come to the assistance of the many people and communities across the Gulf Coast area affected by recent catastrophic events, which resulted in tremendous human tragedy and loss of property," he added. "The immediate effects of those events on Cavalier were the orders for

CAV Reports Yeaar-end Results
Page 2
March 2, 2006


FEMA homes we received. Longer term, we think the widespread damage to the region from the hurricanes, and its impact on housing stock, craftsmen and raw materials, may provide a tipping point for our industry and create opportunities to make inroads with new customers for manufactured housing, including modular homes. Some of these, we expect, will be those who previously might have owned one of the thousands of site-built homes now awaiting a lengthy process of reconstruction, and we hope to win their business not only by the speed of our response in building and delivering a home, but also by the factory-controlled quality of our products. Some may be returning manufactured home customers, among the thousands who suffered severe storm damage. In either case, the close proximity of our operations to the region - with a substantial portion of our manufacturing capacity within 350 miles of New Orleans - puts our company in a good geographical position to play a major role in the extended reconstruction efforts that will be taking place in the years to come."

         Revenue for the fourth quarter increased 42% from the same period last year due primarily to a higher level of home manufacturing sales - the largest component of revenue, which rose 43% to $96,410,000 for the quarter versus $67,487,000 for the fourth quarter of 2004. This increase, in turn, reflected an increase in floor shipments, higher sales prices stemming from year-over-year increases in material costs, and a change in product mix. Floor shipments for the fourth quarter of 2005 rose 3% to 3,454 floors versus 3,353 floors in the same period last year. Revenue from retail sales for the fourth quarter totaled $2,403,000, up 18% from the year-earlier quarter, primarily because of the addition of one new retail location late in the fourth quarter of 2004. Financial services revenue increased 33% in the fourth quarter to $766,000 on higher installment loan sales.

         Cavalier's revenue for 2005 rose 28% compared with 2004, as home manufacturing sales increased 28% to $258,105,000 for the year versus $201,358,000 in 2004. The increase in home manufacturing sales for 2005 reflected the same general drivers as did the fourth quarter. Shipments for 2005 rose 5% to 11,289 floors from 10,772 floors in 2004. Revenue from retail sales in 2005 was $9,498,000, up 20% from the year-earlier period, and financial services revenue in 2005 also increased 23% to $3,002,000.

         During both 2005 and 2004, Cavalier entered into contracts to build single-section homes for FEMA as part of that agency's hurricane relief efforts. During the fourth quarter of 2005, the Company shipped 2,008 FEMA homes under these agreements for revenue of $62,000,000 versus 714 FEMA homes in the year-earlier period for revenue of $21,000,000. For the year, Cavalier shipped 2,219 FEMA homes for revenue of $68,000,000 compared with 1,023 FEMA homes shipped in 2004 for revenue of $30,000,000. These FEMA shipments, which carried selling prices above the Company's standard product because of FEMA's unique specifications, are included in the earlier-mentioned fourth quarter and annual floor shipment data. As of December 31, 2005, the Company had produced, but not shipped, a total of 244 FEMA homes and had 175 additional FEMA homes to produce in order to complete its 2005 contracts. These 419 remaining FEMA homes were shipped in the first quarter of 2006, resulting in revenue from FEMA homes of approximately $13,000,000 in the quarter. By the end of 2004, the Company had completed all shipments under its FEMA contract for that year, with no carryover into 2005.

         Gross profit for the fourth quarter increased 55%, or $7,883,000, to $22,247,000 from $14,364,000 in the year-earlier period. Gross margin improved to 22.3% in the fourth quarter versus 20.5% in the fourth quarter last year. The improvements in gross profit and gross margin reflected higher selling prices in response to the steady increases in raw material costs that have taken place over the past year, as well as a shift in product mix. Gross profit for 2005 increased 30%, or $11,734,000, to $51,230,000 from $39,496,000 on higher shipment volume. Gross margin for 2005 increased to 18.9% versus 18.7% last year, reflecting the same drivers as noted in the fourth quarter, but tempered somewhat by other factors earlier in 2005, such as production inefficiencies associated with the first quarter closing of the Company's Fort Worth plant and revenue reductions related to product promotions.

CAV Reports Year-end Results
Page 3
March 2, 2006

         During the fourth quarter, selling, general and administrative expenses increased 21% to $11,632,000 from $9,634,000 in the year-earlier period, reflecting increased incentive compensation on higher sales and profits. Selling, general and administrative expenses were 12% of revenue in the fourth quarter of 2005 versus 14% in the fourth quarter of 2004. The Company had no impairment charges in either the fourth quarter of 2005 or 2004. For the year, selling, general and administrative expenses increased 13% to $38,917,000 versus $34,415,000 in the year-earlier period, also reflecting higher incentive compensation. Selling, general and administrative expenses were 14% of revenue in 2005 versus 16% of revenue in the prior year. The Company reported impairment charges of $143,000 for 2005 related to a previously closed manufactured housing plant; Cavalier reported no impairment charges in 2004.

         In February 2005, Cavalier closed its plant in Fort Worth, Texas, and has accounted for all prior business activity of the plant as discontinued operations in its financial results. Including previously reported impairment charges related to the plant, income from discontinued operations totaled $234,000 in the fourth quarter of 2005, because of a favorable retrospective loss adjustment on workers' compensation cost, versus a loss from discontinued operations of $419,000 in the year-earlier quarter; for the year, losses from discontinued operations totaled $1,599,000 and $2,231,000, respectively, for 2005 and 2004.

         In 2005, Cavalier recorded a small income tax benefit as a result of the utilization of net operating loss carryforwards against current taxable income and the reduction of a valuation allowance for deferred tax assets.

         Mike Murphy, Cavalier's Chief Financial Officer, noted that Cavalier ended the year with cash totaling $14,379,000 versus $31,674,000 at the end of 2004, while the combined total for accounts receivable and inventory at the end of 2005 was $66,756,000 versus $17,757,000 at the end of 2004. This use of cash, as well as a build-up in accounts receivable, raw material inventory and finished goods, reflected primarily the greater activity levels under the Company's FEMA contracts as 2005 came to an end.

         The Company has $4,219,000 outstanding under the $10,000,000 real estate portion of its bank credit facility, which matures in 2017. To support FEMA orders, the Company negotiated increases through June 2006 in the revolving line of credit component of its bank credit facility, raising the limit to $50,000,000, subject to collateral requirements, from $15,000,000 originally. At December 31, 2005, there was $17,750,000 outstanding under the revolving line of credit; this amount was repaid completely subsequent to year's end.

         Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network.

         A public, listen-only simulcast of Cavalier Homes' fourth quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (March 3, 2006) and may be accessed via the Company's web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until April 3, 2006.

         With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, Cavalier's participation in and completion of contracts to produce FEMA homes, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from

CAV Reports Year-end Results
Page 4
March 2, 2006


those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2004, under the heading "Item 1. Business-Risk Factors," and its Quarterly Report on Form 10-Q for the period ended October 1, 2005, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.


                                         Cavalier Homes, Inc.
                                        Data Sheet - Unaudited
                                 (In thousands, except per share amounts)

                                                       Fourth Quarter Ended                   Year Ended
                                                   -----------------------------    ------------------------------
                                                      Dec. 31,       Dec. 31,          Dec. 31,         Dec. 31,
STATEMENT OF INCOME SUMMARY                             2005           2004              2005             2004
                                                   -------------  --------------    -------------    -------------
Home manufacturing net sales                       $      96,410  $       67,487          258,165    $     201,358
Financial services                                           766             576            3,002            2,444
Retail                                                     2,403           2,035            9,498            7,938
                                                   -------------  --------------    -------------    -------------
   Total revenue                                   $      99,579  $       70,098    $     270,665    $     211,740
                                                   =============  ==============    =============    =============

Cost of sales                                             77,332          55,734          219,435          172,244
                                                   -------------  --------------    -------------    -------------
   Gross profit                                           22,247          14,364           51,230           39,496

Selling, general and administrative                       11,632           9,634           38,917           34,415
Impairment and other related charges                          --              --              143               --
                                                   -------------  --------------    -------------    -------------
Operating income                                          10,615           4,730           12,170            5,081
                                                   -------------  --------------    -------------    -------------
Other income (expense):
   Interest expense                                         (502)           (226)          (1,314)          (1,075)
   Other, net                                                120             163              851              561
                                                   -------------  --------------    -------------    -------------
                                                            (382)            (63)            (463)            (514)
                                                   -------------  --------------    -------------    -------------
Income from continuing operations
   before income taxes                                    10,233           4,667           11,707            4,567
Income tax provision (benefit)                                42              52              (32)              75
Equity in earnings of equity method investees                290             458              775              980
                                                   -------------  --------------    -------------    -------------
Income from continuing operations                         10,481           5,073           12,514            5,472
Income (loss) from discontinued operations,
   Including gain on disposal of $439 in 2005                234            (419)          (1,599)          (2,231)
                                                   -------------  --------------    -------------    -------------

Net income                                         $      10,715  $        4,654    $      10,915    $       3,241
                                                   =============  ==============    =============    =============

Basic net income (loss) per share:
   From continuing operations                      $        0.58  $        0.28     $        0.69    $        0.30
   From discontinued operations                             0.01          (0.02)            (0.09)           (0.12)
                                                   -------------  -------------     -------------    -------------
   Net income                                      $        0.59  $        0.26     $        0.60    $        0.18
                                                   =============  =============     =============    =============

Diluted net income (loss) per share:
   From continuing operations                      $        0.57  $        0.27     $        0.68    $        0.30
   From discontinued operations                             0.01          (0.02)            (0.09)           (0.12)
                                                   -------------  -------------     -------------    -------------
   Net income                                      $        0.58  $        0.25     $        0.59    $        0.18
                                                   =============  =============     =============    =============

Weighted average shares outstanding:
   Basic                                                  18,297         17,974            18,119           17,880
                                                   =============  ==============    =============    =============
   Diluted                                                18,495         18,270            18,357           18,178
                                                   =============  ==============    =============    =============

CAV Reports Year-end Results
Page 5
March 2, 2006



                                         Cavalier Homes, Inc.
                                   Data Sheet - Unaudited (Continued)
                                 (In thousands, except per share amounts)

                                                       Fourth Quarter Ended                   Year Ended
OPERATING DATA SUMMARY                                Dec. 31,       Dec. 31,         Dec. 31,          Dec. 31,
Manufacturing sales:                                    2005           2004             2005              2004
                                                   -------------  --------------    -------------    -------------
Floor shipments
     Continuing operations                                 3,454           3,050           11,141            9,611
     Discontinued operations                                  --             303              148            1,161
                                                   -------------  --------------    -------------    -------------
     Total floor shipments                                 3,454           3,353           11,289           10,772
                                                   =============  ==============    =============    =============
Home shipments:
   Single section
     Continuing operations                                 2,281             947            3,201            1,874
     Discontinued operations                                  --              49               20               75
   Multi-section
     Continuing operations                                   581           1,046            3,941            3,844
     Discontinued operations                                  --             127               64              543
                                                   -------------  --------------    -------------    -------------
     Total home shipments                                  2,862           2,169            7,226            6,336
Shipments to company-owned retail locations                  (29)            (48)            (188)            (175)
FEMA shipments                                            (2,008)           (714)          (2,219)          (1,023)
                                                   -------------  --------------    -------------    -------------
Wholesale shipments to independent retailers                 825           1,407            4,819            5,138
                                                   =============  ==============    =============    =============

Retail sales:
     Single section                                            7              14               53               49
     Multi-section                                            35              37              143              142
                                                   -------------  --------------    -------------    -------------
Total sales                                                   42              51              196              191
                                                   =============  ==============    =============    =============
Cavalier produced homes sold                                  37              41              178              165
                                                   =============  ==============    =============    =============
Used homes sold                                                5              10               18               26
                                                   =============  ==============    =============    =============
Independent exclusive dealer locations                       113             127              113              127
Company-owned stores                                           4               4                4                4
Home manufacturing facilities -- operating                     7               7*               7                7*
Installment loan purchases                         $      10,257  $        6,663    $      42,235    $      31,465

* includes Fort Worth facility closed in February 2005.


CAV Reports Year-end Results
Page 6
March 2, 2006







                                         Cavalier Homes, Inc.
                                    Data Sheet - Unaudited (Continued)
                                  (In thousands, except per share amounts)
                                                                                      December 31,       December 31
                                                                                         2005               2004
                                                                                       ----------        -----------
BALANCE SHEET SUMMARY
Cash and cash equivalents                                                           $      14,379    $      31,674
Accounts receivable, less allowance for losses                                             39,453            3,891
Inventories                                                                                27,303           13,866
Other current assets                                                                       10,175            3,343
Current assets of discontinued operations                                                      --            1,441
                                                                                    -------------    -------------
   Total current assets                                                                    91,310           54,215
                                                                                    -------------    -------------
Property, plant and equipment, net                                                         29,576           31,256
Property, plant and equipment of discontinued operations, net                                  --            2,489
Installment contracts receivable                                                            6,396            5,801
Other assets                                                                                5,288            4,469
                                                                                    -------------    -------------
   Total assets                                                                     $     132,570    $      98,230
                                                                                    =============    =============

Note payable under revolving line of credit                                         $      17,750    $          --
Current portion of long-term debt                                                           1,498            1,705
Note payable under retail floor plan agreement                                              1,990            1,071
Other current liabilities                                                                  43,600           34,619
Current liabilities of discontinued operations                                              2,507            3,853
                                                                                    -------------    -------------
   Total current liabilities                                                               67,345           41,248
                                                                                    -------------    -------------
Long-term debt                                                                              7,631           11,400
Other long-term liabilities                                                                    --              415
Stockholders' equity                                                                       57,594           45,167
                                                                                    -------------    -------------
   Total liabilities and stockholders' equity                                       $     132,570    $      98,230
                                                                                    =============    =============

OTHER INFORMATION
Working capital                                                                     $      23,965    $      12,967
Current ratio                                                                            1.4 to 1         1.3 to 1
Ratio of long-term debt to equity                                                        0.1 to 1         0.3 to 1
CIS installment loan portfolio                                                      $      15,067    $       8,839
Number of shares outstanding                                                               18,302           17,975
Stockholders' equity per share                                                      $        3.15    $        2.51


                                      -END-